CURRENT REPORT ON FORM 8-K DATED MAY 29, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2014

REDIFY GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

000-19470	13-4069968
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway Suite 2350

New York, NY 10018

(Address of Principal Executive Offices)

212-658-0779

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

•

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014 the Company held a Board of Director’s meeting and Special Shareholder’s meeting pursuant to the laws of the State of Delaware, by those Directors and Shareholders representing 62.99% of the Company’s voting stock.

The Board accepted the voluntary resignation of S. Emerson Lybbert as the Chief Executive Officer of the Company. Mr. Lybbert will remain as the Company’s Chairman of the Board and Chief Financial Officer. In addition, Marni Gaer, Director, voluntarily declined the offer to stand for reelection. The Board wishes to thank Ms. Gaer for her outstanding contributions, expertise and years of dedicated service to the Company.

The following were re-elected to the Board of Directors: Aaron Etra, Director, and S. Emerson Lybbert, Chairman. The following were newly elected: Sam Gaer, Director, and David Greenberg, Director. All elections and re-elections passed by a unanimous vote of those present, or 62.99% of all the shares outstanding.

Mr. Greenberg served on the New York Mercantile Exchange Board of Directors from 2000 to2007 and during that time, served a term on the New York Mercantile Exchange Executive Committee. He has served as President of Sterling Commodities, Vice President of the Commodity Futures Brokers and Traders Association and Board Member of the Futures and Options for Kids Foundation. He is currently President of Greenberg Capital, LLC.  Mr. Greenberg is a frequent commentator on CNBC and Fox Business News.

The Board also appointed Sam Gaer as the Company’s new Chief Executive Officer. Mr. Gaer will be compensated at the rate of One Dollar ($1.00) for the year ending December 31, 2014 and receive 250,000 Warrants to purchase 250,000 shares of Class A Common Stock at $.50 per share, expiring on May 29, 2024.

Mr. Gaer was the chief information officer and executive vice president of NYMEX Holdings Inc. where he was twice recognized by CIO Magazine as one of the top 100 CIO’s in the nation. Mr. Gaer was the chief information officer of FINRA where he oversaw all technology and transparency services of the security industry’s regulator. Mr. Gaer is the creator of Redify’s SportsCast line of Personal Sports Broadcasting(sm) apps for Apple’s iPhone.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2014 The Company held a Special Shareholder’s meeting pursuant to the laws of the State of Delaware, by those Directors and Shareholders representing 62.99% of the Company’s voting stock. S. Emerson Lybbert, Chairman, and Aaron Etra, Director, were reelected with a unanimous vote of those present with 2,218,239 votes, or 62.99% of the 3,522,286 shares issued and outstanding. Sam Gaer, CEO was appointed with a unanimous vote of those present with 2,218,239 votes, or 62.99% of the 3,522,286 shares issued and outstanding. Sam Gaer, Director, and David Greenberg, Director, were newly elected with a unanimous vote of those present with 2,218,239 votes, or 62.99% of the 3,522,286 shares issued and outstanding.

Item 8.01 Other Events

On May 29, 2014 the Company held a Board of Director’s meeting in which the Board approved to move the Company’s corporate headquarters back to New York City, NY. The new address is: 1440 Broadway Suite 2350 New York, NY 10018 and the company’s new phone number is 212-658-0779.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDIFY GROUP, INC.

May 29, 2014	By:	/s/Sam Gaer
Sam Gaer
Chief Executive Officer